THIS SECURITY IS A GLOBAL  SECURITY  WITHIN THE MEANING OF THE
INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP NO. 529772AC9


                          LEXMARK INTERNATIONAL, INC.
                          6.75% SENIOR NOTES DUE 2008

GUARANTEED AS TO PAYMENT OF PRINCIPAL, INTEREST AND ANY OTHER AMOUNT BY LEXMARK
                           INTERNATIONAL GROUP, INC.


No. R-                                                             $150,000,000

                  Lexmark International, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Issuer", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED FIFTY MILLION Dollars or such other principal amount (which, when taken together with the principal amounts of all other Outstanding Securities, shall not exceed $150,000,000 in the aggregate at any time) as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture, on May 15, 2008 and to pay interest thereon from May 11, 1998 or from the most recent Interest Payment

Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 in each year, commencing November 15, 1998 at the rate of 6 3/4% per annum, until the principal hereof is paid or made available for payment, provided that any amount of interest or premium on this Security which
          --------
is overdue shall bear interest (to the extent that payment thereof shall be legally enforceable) at the rate per annum then borne by this Security from the date such amount is due to the day it is paid or made available for payment, and such overdue interest shall be payable on demand.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor
Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on this Security shall be computed on the basis set forth in the Indenture.

                  Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Issuer maintained for such purpose in the Borough of Manhattan, The City of New York, and at any other office or agency maintained by the Issuer for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the
                                                 --------   -------
option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that all payments of the principal of (and
                   --------  -------
premium, if any) and interest on the Security, any Permitted Holder of which has given wire transfer instructions to the Issuer or its agent at least 10 Business Days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by such Permitted Holders in such instructions. Notwithstanding the foregoing, payment of any amount payable in respect of a Global Security will be made in accordance with the Applicable Procedures of the Depositary.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:  May 11, 1998


                                     LEXMARK INTERNATIONAL, INC.



                                   By
                                      -----------------------------
                                      Name:
                                      Title:




                  This   is   one  of  the   Securities   referred   to  in  the
within-mentioned Indenture.


                                      THE BANK OF NEW YORK,
                                                as Trustee
Dated:  May 11, 1998

                                    By
                                       ----------------------------
                                       Authorized Signatory

                  This Security is one of a duly authorized issue of Securities of the Issuer designated as its 6 3/4% Senior Notes due 2008 (herein called the "Securities"), limited in aggregate principal amount to $150,000,000, issued and to be issued under an Indenture, dated as of May 11, 1998 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), among the Issuer, the Guarantor named therein and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities, with the Guarantee endorsed thereon, are, and are to be, authenticated and delivered.

                  As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Issuer under the Indenture and this Security are guaranteed pursuant to a Guarantee endorsed hereon as provided in the Indenture.

                  Redemption
                  ----------

                  The Securities are subject to redemption upon not less than 30 nor more than 60 days prior notice to Holders thereof (in the manner provided in the Indenture) at any time, as a whole or in part, at the election of the Issuer, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed or (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 12.5 basis points, plus, in each case (i) and
(ii), accrued interest on such Security to the date of redemption. The amount, if any, by which the amount specified in clause (ii) exceeds the amount specified in clause (i) is herein called the "premium." Interest installments whose Stated Maturity is on or prior to such date of redemption will be payable to the Holders of such Securities, or one or more predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

                  In the event of redemption of this Security in part only, a new Security or Securities (with the Guarantee of the Guarantor endorsed thereon) for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                  Defeasance
                  ----------

                  The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security (with certain exceptions set forth therein) or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case (i) and (ii) upon compliance with certain conditions set forth therein.

                  Modification and Waiver
                  -----------------------

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantor and the rights of the Holders of the Securities under the Indenture at any time by the Issuer, the Guarantor and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Issuer or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  Events of Default; Remedies
                  ---------------------------

                  If an Event of Default shall occur and be continu ing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

                  As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 90 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein (or, in the case of redemption, on or after the date of redemption).

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  Registration of Transfer; Exchange
                  ----------------------------------

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly autho rized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated trans feree or transferees.

                  The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

                  Miscellaneous
                  -------------

                  No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

                  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                                   GUARANTEE

                  For value received, Lexmark International Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Guarantor", which term includes any successor Person under the Indenture hereinafter referred to) hereby unconditionally and irrevocably guarantees (the "Guarantee") to the Holder of the Security upon which this Guarantee is endorsed all obligations of the Issuer under such Security and under the Indenture with respect to such Security, including the due and punctual payment of the principal of (and premium, if any) and interest on such Security, when and as the same shall become due and payable, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and the Indenture. In the case of a failure of the Issuer punctually to make any such payment when and as the same shall become due and payable (or to perform any of the other obligations under the Indenture when and as provided therein), the Guarantor hereby agrees to cause such payment to be made at such time as if such payment were made by the Issuer and according to the terms of such Security and the Indenture (and to cause any such other obligation of the Issuer to be performed when and as provided in the Indenture).

                  The Guarantor hereby agrees that its obligation hereunder and under the Indenture shall be as if it were principal obligor and not merely surety, and shall be unconditional, irrespective of the validity, regularity or enforceability of such Security or the Indenture or the absence of any action to enforce the same; any creation, exchange, release or non-perfection of any lien on any collateral for all or of any of the Securities; any election by the Trustee or any of the Holders in any proceeding, any borrowing or grant of a security interest by the Issuer or the disallowance of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Securities under, or the application of any provision of, any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights; or any waiver or consent by the Holder of such Security or by the Trustee or either of them with respect to any provisions thereof or of the Indenture, the obtaining of any judgment against the Issuer or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  The Guarantor hereby waives the benefits of diligence, presentment or demand of payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other lien on any property subject thereto or exhaust any right or take any action against the Issuer or any other Person or any collateral, any filing of claims with a court in the event of any insolvency, bankruptcy or similar event relating to the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in such Security and in this Guarantee. The Guarantor hereby agrees that, in the event of a default in payment of principal of or any premium or interest on or of any other amount in respect of such Security, whether at Stated Maturity, by acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in the Indenture, directly against the Guarantor to enforce this Guarantee without first proceeding against the Issuer. The Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities or to enforce or exercise any other right or remedy with respect to the Securities, the Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

                  The Guarantor hereby irrevocably waives (i) any right to which it may be entitled in connection with any obligation of any Holder or the Trustee to sue the Issuer prior to a claim being made against the Guarantor hereunder and (ii) any right to which it may be entitled to have the assets of the Issuer first be used as payment of the Issuer's or the Guarantor's obligations hereunder prior to any amounts being claimed from or paid by the Guarantor hereunder.

                  This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  No reference herein to the Indenture and no provision of this Guarantee or of the Indenture shall alter or impair the Guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal (premium, if any) and interest on the Security upon which this Guarantee is endorsed.

                  The Guarantor shall be subrogated to all rights of the Holder of such Security against the Issuer in respect of any amounts paid by the Guarantor on account of such Security pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the Guarantor shall not be
                             --------   -------
entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (premium, if any) and interest on such Security and all other Securities issued under the Indenture shall have been paid in full.

                  The Guarantor agrees to pay to the Holder of the Security upon which this Guarantee is endorsed on demand all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by such Holder that in any way relate to the enforcement of the rights of such Holder under this Guarantee; provided that the Guarantor shall not be liable for any such expenses
           --------
if (i) no payment under this Guarantee is due or (ii) the Guarantor shall not have received such documentation of such expenses as it may reasonably require.

                  The Guarantor hereby makes, for the benefit of the Holder of the Security upon which this Guarantee is endorsed, the covenants and agreements applicable to it set forth in the Indenture, including Articles Eight and Ten thereof, all of which shall be enforceable by the Trustee on behalf of, or by the Holder of such Security, subject to the terms and conditions set forth in the Indenture, directly against the Guarantor.

                  This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual signature.

                  All terms used in this Guarantee which are defined in the Indenture referred to in the Security upon which this Guarantee is endorsed shall have the meanings assigned to them in such Indenture. Reference is made to Article Thirteen of the Indenture for further provisions with respect to this Guarantee.

                  THIS   GUARANTEE   SHALL  BE  GOVERNED  BY  AND  CONSTRUED  IN
ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

                                            LEXMARK INTERNATIONAL GROUP, INC.


                                            By:
                                                -----------------------------
                                               Name:
                                               Title: